UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 4, 2014

ELECSYS CORPORATION
(Exact name of registrant as specified in its charter)

KANSAS	0-22760	48-1099142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification Employer No.)

846 N. Mart-Way Court, Olathe, Kansas	66061
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(913) 647-0158

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 4, 2014, Elecsys Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Lindsay Corporation, a Delaware corporation (“Parent”) and Matterhorn Merger Sub, Inc., a Kansas corporation and indirect wholly owned subsidiary of Parent (“Merger Sub” and, together with Parent, the “Parent Parties”), pursuant to, and subject to the terms and conditions of, which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.
The Board of Directors of the Company unanimously determined that the Merger Agreement, including all exhibits and schedules attached thereto is advisable and in the best interests of the Company and its stockholders, adopted the Merger Agreement and approved its execution and the performance of the transactions contemplated thereby, and unanimously resolved to recommend that the Company’s stockholders vote to adopt and approve the Merger Agreement and the Merger.  In conjunction with the signing the Merger Agreement, the Company has suspended the stock repurchase program it announced in December 2012.
At the effective time of the Merger (“Effective Time”) and as a result of the Merger, each issued and outstanding share of common stock of the Company, par value $0.01 per share, including each share of restricted stock subject to restricted stock awards (each a “Share” and collectively, the “Shares”), other than (a) Shares directly owned by the Company as treasury stock, or owned by Parent or any of its subsidiaries, and (b) Shares subject to appraisal rights in accordance with Section 17-6712 of the Kansas General Corporation Code, will be converted into the right to receive cash in an amount equal $17.50 per Share (the “Cash Consideration”), and all issued and outstanding options to purchase Shares, whether vested or unvested (the “Options”) granted under any Company plan, arrangement or agreement will be cancelled by the Company and shall no longer be outstanding, and, in consideration for such cancellation, the holders of Options will receive a cash payment in an amount equal to the product of (x) the number of Shares subject to the Option and (y) the excess, if any, of the Cash Consideration, divided by the exercise price per Share of such Option, reduced by any income or employment tax required to be withheld with respect to such payment.
The stockholders of the Company will be asked to vote on the approval of the Merger Agreement and the Merger at a special stockholder meeting that will be held on a date to be announced as soon as practicable following the required Securities and Exchange Commission (“SEC”) proxy clearance process. Certain officers and directors of the Company have entered into Support Agreements pursuant to which they have agreed, subject to certain conditions, to vote their shares of common stock in favor of the Merger Agreement and the Merger.  The closing of the Merger is subject to a condition that the Merger Agreement be approved by the affirmative vote of the holders of a majority of all of the outstanding shares of the Company’s common stock entitled to vote thereon at such meeting (the “Company Stockholder Approval”). Consummation of the Merger is also subject to the absence of any statute, rule, regulation, order, decree or injunction that prohibits the consummation of the Merger, and other customary closing conditions. Each party’s obligation to consummate the Merger also is subject to certain additional conditions that include the accuracy of the other party’s representations and warranties and the other party’s compliance with its covenants and agreements contained in the Merger Agreement (in each case subject to certain materiality qualifiers).

The Merger Agreement contains representations and warranties customary for transactions of this type. The Company has agreed to various customary covenants and agreements, including, among others, agreements to conduct its business in the ordinary course of business consistent with past practice during the period between the execution of the Merger Agreement and the Effective Time and not to engage in certain kinds of transactions during this period.  Each of the parties is generally required to use its reasonable efforts to cause to be taken, on a timely basis, all actions necessary or appropriate for the purpose of consummating and effectuating the transactions contemplated by the Merger Agreement.
The Company is subject to customary restrictions on its ability to solicit third-party proposals relating to alternative transactions or provide information or enter into discussions in connection with alternative transactions, subject to certain exceptions to permit the Company’s Board of Directors to comply with its fiduciary duties.
Notwithstanding the limitations applicable pursuant to these restrictions, prior to the Company Stockholder Approval, under specified circumstances the Board of Directors of the Company may change its recommendation to the stockholders of the Company regarding approval of the Merger Agreement in connection with an alternative acquisition proposal that the Board of Directors of the Company determines in good faith may reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement), in which case the Company may also terminate the Merger Agreement to enter into such Superior Proposal upon payment of the appropriate termination fee, as discussed below. Before the Board of Directors of the Company may change its recommendation or terminate the Merger Agreement in connection with a Superior Proposal, the Company must provide Parent with three business days’ notice during which Parent may propose changes to the terms and conditions of the Merger Agreement.
The Merger Agreement contains certain termination rights for the Company and Parent, including the right of Parent or Company, subject to certain limitations, to terminate the Merger Agreement if the Merger is not consummated by February 28, 2015.  Upon termination of the Merger Agreement under specified customary circumstances, the Company will be required to pay Parent a termination fee of $2,680,000 and pay Parent’s documented out-of-pocket expenses in an amount not to exceed $400,000.
The representations and warranties contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of the specific dates therein, and were solely for the benefit of the parties to the Merger Agreement. The representations and warranties contained in the Merger Agreement may be subject to limitations agreed upon by the parties to the Merger Agreement and are qualified by information in confidential disclosure schedules provided in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement may be subject to a standard of materiality provided for in the Merger Agreement and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, attached hereto as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 8.01	Other Events.

On November 4, 2014, the Company issued a joint press release regarding the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Safe-Harbor Statement

This communication may contain forward-looking comments based on current expectations that involve a number of risks and uncertainties. Such forward-looking comments include, but are not limited to, comments about future financial and operating expectations and other statements that are not historical.  Actual results could differ materially from those projected or suggested in the forward-looking comments. The difference could be caused by a number of factors, including, but not limited to the factors and conditions that are described in the Company’s SEC filings, including the Form 10-K for the year ended April 30, 2014. The reader is cautioned that the Company does not have a policy of updating or revising forward-looking statements and thus he or she should not assume that silence by management of the Company over time means that actual events are bearing out as estimated in such forward-looking statements.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger between the Company and Merger Sub. In connection with the proposed merger, the Company will file a preliminary proxy statement and a definitive proxy statement with the United States Securities and Exchange Commission. The information contained in the preliminary filing will not be complete and may be changed. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The definitive proxy statement will be mailed to the stockholders of the Company seeking their approval of the proposed merger. The Company’s stockholders will also be able to obtain a copy of the definitive proxy statement free of charge by directing a request to: Elecsys Corporation, 846 N. Mart-Way Court, Olathe, Kansas 66061, Attention: Investor Relations. In addition, the preliminary proxy statement and definitive proxy statement will be available free of charge at the SEC’s website, www.sec.gov.

Participants in the Solicitation

The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding the Comapny’s directors and executive officers is available in the Company’s proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on August 15, 2014. These documents are available free of charge at the SEC’s website at www.sec.gov, and by mail at: Elecsys Corporation, 846 N. Mart-Way Court, Olathe, Kansas 66061, Attention: Investor Relations. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s stockholders in connection with the proposed merger will be set forth in the preliminary proxy statement when it is filed with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d)	EXHIBITS. The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

2.1
Agreement and Plan of Merger, dated as of November 4, 2014  by and among Lindsay Corporation, a Delaware corporation, Matterhorn Merger Sub, Inc., a Kansas corporation and Elecsys Corporation, a Kansas corporation.*

99.1	Press Release issued by the Company on November 4, 2014.

*Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC, certain exhibits and schedules to this agreement have been omitted. The Company hereby agrees to furnish supplementally to the SEC, upon its request, any or all of such omitted exhibits or schedules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2014
ELECSYS CORPORATION

	By:	/s/ Todd A. Daniels
Todd A. Daniels
Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

2.1
Agreement and Plan of Merger, dated as of November 4, 2014  by and among Lindsay Corporation, a Delaware corporation, Matterhorn Merger Sub, Inc., a Kansas corporation and Elecsys Corporation, a Kansas corporation.*

99.1	Press Release issued by the Company on November 4, 2014.

*Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC, certain exhibits and schedules to this agreement have been omitted. The Company hereby agrees to furnish supplementally to the SEC, upon its request, any or all of such omitted exhibits or schedules.